EXHIBIT 7
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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286

         And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
                                                                  Dollar Amounts
ASSETS                                                             In Thousands

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ........     $  4,194,838
   Interest-bearing balances .................................        4,596,320
Securities:
   Held-to-maturity securities ...............................          837,052
   Available-for-sale securities .............................        4,877,379
Federal funds sold and Securities purchased under
   agreements to resell ......................................        3,085,401
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income ..................................................       37,707,721
   LESS: Allowance for loan and
     lease losses ............................................          598,990
   LESS: Allocated transfer risk
     reserve .................................................           12,370
   Loans and leases, net of unearned income,
     allowance, and reserve ..................................       37,096,361
Trading Assets ...............................................       10,039,718
Premises and fixed assets (including capitalized
   leases) ...................................................          740,743
Other real estate owned ......................................            4,714
Investments in unconsolidated subsidiaries and
   associated companies ......................................          178,845
Customers' liability to this bank on acceptances
   outstanding ...............................................          887,442
Intangible assets ............................................        1,353,079
Other assets .................................................        4,982,250
                                                                   ------------
Total assets .................................................     $ 72,874,142
                                                                   ============
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LIABILITIES
Deposits:
   In domestic offices .......................................     $ 26,812,643
   Noninterest-bearing .......................................       11,206,758
   Interest-bearing ..........................................       15,605,885
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs ..................................       26,338,068
   Noninterest-bearing .......................................          520,061
   Interest-bearing ..........................................       25,818,007
Federal funds purchased and Securities sold under
   agreements to repurchase ..................................        1,789,285
Demand notes issued to the U.S.Treasury ......................          100,000
Trading liabilities ..........................................        2,440,940
Other borrowed money:
   With remaining maturity of one year or less ...............        1,581,151
   With remaining maturity of more than one year
     through three years .....................................                0
   With remaining maturity of more than three years ..........           31,080
Bank's liability on acceptances executed and
   outstanding ...............................................          889,948
Subordinated notes and debentures ............................        1,652,000
Other liabilities ............................................        4,914,363
                                                                   ------------
Total liabilities ............................................       66,549,478
                                                                   ============
EQUITY CAPITAL
Common stock .................................................        1,135,285
Surplus ......................................................          988,327
Undivided profits and capital reserves .......................        4,242,906
Net unrealized holding gains (losses) on
   available-for-sale securities .............................          (11,848)
Accumulated net gains (losses) on cash flow hedges ...........                0
Cumulative foreign currency translation adjustments ..........          (30,006)
                                                                   ------------
Total equity capital .........................................        6,324,664
                                                                   ------------
Total liabilities and equity capital .........................     $ 72,874,142
                                                                   ============
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        I,  Thomas J.  Mastro,  Senior Vice  President  and  Comptroller  of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                         Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                      Directors
Alan R. Griffith